POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Lisa M. Withers, signing singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file all documents, certificates, instruments, statements, filings and agreements (including any amendments to the foregoing) (collectively, “Documents”), including without limitation Forms 3, 4, 5 and 13F and Schedules 13D and 13G, to be filed with or delivered to any foreign or domestic governmental or regulatory body (including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodities Futures Trading Commission and the National Futures Association) or any national securities exchanges, or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership or management of securities, futures contracts, or other investments, and any other Documents relating or ancillary thereto, including without limitation all Documents as considered necessary or advisable under the U.S. Commodities Exchange Act and the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time, or Sections 13 or 16 of the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in her discretion on information provided to the attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as the attorney-in-fact, in her discretion, deems necessary or desirable;

(3) the attorney-in-fact does not assume (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the above named attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of September 2009.

TC NDT Holdings, L.L.C.
By: Thayer Equity Investors IV, L.P.
Its: Managing Member
By: TC Equity Partners IV, L.L.C.
Its: General Partner
By: Thayer | Hidden Creek Partners, L.L.C.
Its: Managing Member

By:     /s/ Douglas P. McCormick

Name: Douglas P. McCormick
Title: Executive